Exhibit 21.1

SUBSIDIARIES OF NRG YIELD, INC.

Effective as of the Date of the Asset Transfer

Subsidiary	State of Incorporation or Organization
NRG Yield LLC	Delaware
NRG Yield Operating LLC	Delaware
Avenal Solar Holdings LLC	Delaware
Avenal Park LLC	Delaware
Sand Drag LLC	Delaware
Sun City Project LLC	Delaware
GCE Holding LLC	Connecticut
GenConn Energy LLC	Connecticut
GenConn Devon LLC	Connecticut
GenConn Middletown LLC	Connecticut
NRG Alta Vista LLC	Delaware
Big Rock SunTower, LLC	Delaware
NRG Solar Alpine LLC	Delaware
NRG Marsh Landing Holdings, LLC	Delaware
NRG Marsh Landing, LLC	Delaware
NRG Solar Apple LLC	Delaware
PFMG 2011 Finance Holdco, LLC	Delaware
PFMG Apple I LLC	Delaware
HLE Solar Holdings LLC	Delaware
HSD Solar Holdings LLC	California
OC Solar 2010 LLC	California
PM Solar Holdings LLC	California
WSD Solar Holdings LLC	Delaware
NRG Solar AV Holdco LLC	Delaware
NRG Solar Avra Valley LLC	Delaware
NRG Solar Blythe LLC	Delaware
NRG Solar Borrego Holdco LLC	Delaware

NRG Solar Borrego I LLC	Delaware
NRG Solar CVSR Holdings LLC	Delaware
High Plains Ranch II, LLC	Delaware
NRG Solar Roadrunner Holdings LLC	Delaware
NRG Solar Roadrunner LLC	Delaware
NRG South Trent Holdings LLC	Delaware
South Trent Wind LLC	Delaware
NRG Thermal LLC	Delaware
NRG Energy Center Dover LLC	Delaware
NRG Energy Center Harrisburg LLC	Delaware
NRG Energy Center HCEC LLC	Delaware
NRG Energy Center Minneapolis LLC	Delaware
NRG Energy Center Paxton LLC	Delaware
NRG Energy Center Phoenix LLC	Delaware
NRG Energy Center Tucson LLC	Arizona
NRG Energy Center Pittsburgh LLC	Delaware
NRG Energy Center Princeton LLC	Delaware
NRG Energy Center San Diego LLC	Delaware
NRG Energy Center San Francisco LLC	Delaware
NRG Energy Center Smyrna LLC	Delaware
NRG Electricity Sales Princeton LLC	Delaware
NRG Harrisburg Cooling LLC	Delaware
NRG SanGencisco LLC	Delaware
Statoil Energy Power/Pennsylvania Inc.	Pennsylvania
Continental Energy, LLC	Arizona
El Mirage Energy, LLC	Arizona
FUSD Energy, LLC	Arizona
Longhorn Energy, LLC	Arizona
Monster Energy, LLC	Arizona
PESD Energy, LLC	Arizona
SCWFD Energy, LLC	Arizona
Vail Energy, LLC	Arizona
Wildcat Energy, LLC	Arizona